UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2024

Planet Labs PBC
(Exact name of registrant as specified in its charter)

Delaware	001-40166	85-4299396
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

645 Harrison Street, Floor 4 San Francisco, California	94107
(Address of principal executive offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (415) 829-3313

N/A
(Former Name or Former Address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR     240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	PL	New York Stock Exchange
Warrants, each warrant exercisable for one share of common stock, each at an exercise price of $11.50 per share	PLWS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 4.01 Changes in Registrant’s Certifying Accountant.
The Audit Committee (the “Audit Committee”) of the Board of Directors of Planet Labs PBC (the “Company”) has completed a process to review the appointment of the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2025.
Dismissal of Previous Independent Registered Public Accounting Firm
As a result of this process, on April 3, 2024, the Audit Committee dismissed Ernst & Young LLP (“EY”), the Company’s current independent registered public accounting firm, effective immediately. EY’s audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended January 31, 2024 and January 31, 2023 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.
During the fiscal years ended January 31, 2024 and January 31, 2023, and the subsequent interim period from February 1, 2024 through April 3, 2024, there were: (i) no “disagreements” within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between Company and EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to EY’s satisfaction, would have caused EY to make reference to the subject matter of such disagreements in connection with its reports on the Company’s consolidated financial statements for such years; and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.
The Company provided EY with a copy of the disclosures it is making herein and has requested that EY furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made herein and, if not, stating the respects in which it does not agree. A copy of EY’s letter, dated April 4, 2024, is filed as Exhibit 16.1 hereto.
Appointment of New Independent Registered Public Accounting Firm
On April 3, 2024, the Audit Committee approved the engagement of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2025, effective immediately.
During the fiscal years ended January 31, 2024 and January 31, 2023, and the subsequent interim period from February 1, 2024 through April 3, 2024, neither the Company nor anyone on its behalf has consulted with KPMG regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a “disagreement” within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission dated April 4, 2024
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Planet Labs PBC

Date: April 4, 2024	By:	/s/ Ashley Johnson
Ashley Johnson President and Chief Financial Officer